As filed with the Securities and Exchange Commission on November 28, 2005 Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            EQUITABLE FINANCIAL CORP.
             (exact name of registrant as specified in its charter)

        UNITED STATES                                14-1941649
        -------------                                ----------
 (State or other jurisdiction of             (IRS Employer Identification No.)
 incorporation or organization)

                           113-115 NORTH LOCUST STREET
                          GRAND ISLAND, NEBRASKA 68801
                                 (308) 382-3136
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                 EQUITABLE FEDERAL SAVINGS BANK OF GRAND ISLAND
               EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST
                            (Full Title of the Plan)
               ---------------------------------------------------

                                                    COPIES TO:
RICHARD L. HARBAUGH                                 PAUL M. AGUGGIA
CHAIRMAN OF THE BOARD, PRESIDENT                    SEAN P. KEHOE
   AND CHIEF EXECUTIVE OFFICER                      MULDOON MURPHY & AGUGGIA LLP
113-115 NORTH LOCUST STREET                         5101 WISCONSIN AVENUE, N.W.
GRAND ISLAND, NE  68801                             WASHINGTON, D.C.  20016
(308) 382-3136                                      (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)


=====================================================================================================================
     Title of each Class of            Amount          Proposed Maximum       Proposed Maximum          Amount of
        Securities to be               to be          Offering Price Per     Aggregate Offering       Registration
           Registered              Registered(1)             Share                Price(2)                Fee
----------------------------------------------------------------------------------------------------------------------
          Common Stock
          $.01 par Value            180,887               $9.47                 $1,713,000             $184
----------------------------------------------------------------------------------------------------------------------
         Participation
           Interests                (4)                                                               (5)
======================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Equitable Federal Savings Bank of Grand Island Employees' Savings & Profit Sharing Plan and Trust (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Equitable Financial Corp. (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) The average of the high and low price of the Common Stock as reported on November 23, 2005 in accordance with 17 C.F.R. ss.230.457(c).
(4) In addition, pursuant to 17 C.F.R. ss.230.416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan, based upon the maximum amount that could be issued under the Plan pursuant to 17 C.F.R. ss.230.457(h)(5). In accordance with 17 C.F.R. ss.230.457(h), where securities are to be offered pursuant to an employee benefit plan, the aggregate offering price and the amount of the registration fee shall be computed with respect to the maximum number of shares of Common Stock that may be purchased with the current assets of such Plan. Accordingly, no separate fee is required for the participation interests.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462

EQUITABLE FINANCIAL CORP.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Equitable Federal Savings Bank of Grand Island Employees' Savings and Profit Sharing Plan and Trust (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Equitable Financial Corp. (the "Registrant" or the "Holding Company") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Registrant's Form 10-QSB and the Form 10QSB/A for the period ending September 30, 2005 (File No. 000-51514), filed with the SEC on November 10, 2005 and November 11, 2005 respectively.

         (b) The Prospectus filed with the SEC by the Registrant (File No. 333-126617) pursuant to Rule 424(b)(3) on September 30, 2005, which includes the statements of financial condition of Equitable Federal Savings Bank of Grand Island as of June 30, 2005 and 2004, and the related statements of income, member's equity and cash flows for the years then ended, together with the related notes and report of Crowe Chizek and Company LLC dated July 22, 2005.

         (c) The description of the Registrant's common stock contained in Registrant's Form 8-A12G (File No. 000-51514), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on November 5, 2004, as incorporated by reference to the Company's Form SB-2 (File No. 333-126617) and declared effective on September 27, 2005.

         (d) The Plan's annual report on Form 11-K for the fiscal year ended June 30, 2004, filed with the SEC on November 28, 2005.

         (e) All the documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

             Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR

         The Registrant shall indemnify its directors and employees in accordance with the following provision from the Registrant's Bylaws:

                                   ARTICLE XII
                                 INDEMNIFICATION

         The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         10 Equitable Federal Savings Bank of Grand Island Employees' Savings &
            Profit Sharing Plan and Trust(1)
         23 Consent of Crowe Chizek and Company LLC
         24 Power of Attorney (contained on the signature pages).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

----------------------------
(1) Incorporated by reference herein from Exhibit 10.5 of the Registrant's Form SB-2 (File No. 333-126617) filed with the SEC on July 15, 2005.

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference into this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

         The registrant has submitted or will submit the Plan and amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

         THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, Equitable Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Island, State of Nebraska on November 28, 2005.

                                        EQUITABLE FINANCIAL CORP.


                                        By: /s/ Richard L. Harbaugh
                                            ------------------------------------
                                            Richard L. Harbaugh
                                            Chairman of the Board, President and
                                            Chief Executive Officer
                                            (duly authorized representative)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Richard L. Harbaugh, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                                   Title                                   Date
       ----                                   -----                                   ----

/s/ Richard L. Harbaugh             Chairman of the Board, President            November 28, 2005
--------------------------          and Chief Executive Officer
Richard L. Harbaugh                 (principal executive officer)



/s/ Kim E. Marco                    Executive President and                     November 28, 2005
--------------------------          Chief Financial Officer
Kim E. Marco                        (principal accounting and financial officer)



/s/ H. Lawrence Hanson              Director                                    November 28, 2005
--------------------------
H. Lawrence Hanson


                                        5


/s/ Gary L. Hedman                  Director                                    November 28, 2005
--------------------------
Gary L. Hedman



/s/ Joanne Roush Holmes             Director                                    November 28, 2005
--------------------------
Joanne Roush Holmes



/s/ Pamela L. Price                 Director                                    November 28, 2005
--------------------------
Pamela L. Price



/s/ Jonas A. Proffitt, M.D.         Director                                    November 28, 2005
---------------------------
Jonas A. Proffitt, M.D.



/s/ Jack E. Rasmussen               Director                                    November 28, 2005
--------------------------
Jack E. Rasmussen



/s/ Douglas J. Redman               Director                                    November 28, 2005
--------------------------
Douglas J. Redman



/s/ Benedict P. Wassinger, Jr.      Director                                    November 28, 2005
------------------------------
Benedict P. Wassinger, Jr.

THE PLAN.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Equitable Federal Savings Bank of Grand Island Employees' Savings & Profit Sharing Plan and Trust have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Grand Island, Nebraska on November 28, 2005.


                                               EQUITABLE FEDERAL SAVINGS BANK OF
                                               GRAND ISLAND EMPLOYEES' SAVINGS &
                                               PROFIT SHARING PLAN AND TRUST



                                               By:/s/ Joanne Roush Holmes
                                                  ------------------------------
                                                  Joanne Roush Holmes
                                                  Plan Administrator


                                 EXHIBIT INDEX
                                 -------------


                                                                                                           Sequentially
                                                                                                              Numbered
   Exhibit No.                       Description                            Method of Filing                Page Location
------------------      --------------------------------------     -----------------------------------    -----------------
                        Equitable Federal Savings Bank of
                        Grand Island Employees' Savings &
       10               Profit Sharing Plan and Trust              Incorporated by reference.

                        Consent of Crowe Chizek and Company
       23               LLC                                        Filed herewith.

       24               Power of Attorney                          Located on the signature page.


                                       8